                                                                    EXHIBIT 10.3

                      FORM OF TRANSITION SERVICES AGREEMENT

                  THIS TRANSITION SERVICES AGREEMENT dated July __, 1999 (the "Agreement"), is entered into among Clarant Worldwide Corporation ("Parent"), ___________________ [to be the entity owning the Acquired Assets and directly operating the Business], a Delaware corporation ("Occupant"), and Young & Rubicam Inc., a Delaware corporation (the "Contributor").

                               W I T N E S S E T H
                               - - - - - - - - - -

                  WHEREAS, Contributor has, as of the date hereof, contributed certain assets relating to that portion of the Contributor's Brand Dialogue business located and operated in New York, New York (the "Business") to Parent pursuant to the terms of the Contribution Agreement, dated June __, 1999, by and between Parent and Contributor (the "Contribution Agreement") (capitalized terms used herein without definition shall have the meanings set forth in the Contribution Agreement);

                  WHEREAS, Contributor owns the real property commonly known as 285 Madison Ave, New York, New York (the "Building");

                  WHEREAS, Section 4.2(b)(iv) of the Contribution Agreement provides that Contributor shall enter into a transition services agreement to provide services to Occupant pursuant to which Contributor will (i) allow Occupant to continue to occupy, for a period of 12 months from the date hereof, a portion of the 2nd and 19th Floors of the Building more fully described in Schedule A hereto (such portion being referred to herein as the "Space") and
(ii) provide the services described on Schedule B hereto (the "Scheduled Services") and certain additional services as the parties may from time to time agree upon (the "Additional Services," and together with the Scheduled Services, the "Services") to Occupant in connection with its operation of the Business after the Closing Date; and

                  WHEREAS, the parties hereby desire to set forth the terms and conditions upon which Contributor will provide the Space and Services to Occupant following the Closing Date;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein the parties hereto agree as follows:


         1. SPACE AND SERVICES

                  1.1 PROVISION OF SPACE AND SERVICES.

                           (a) From and after the Closing Date, Contributor
shall provide to Occupant the non-exclusive right to use the Space and, in connection therewith, Contributor shall provide the services listed under "Facilities" and "Repairs and Maintenance" under "Other Facilities Costs" on Schedule B hereto, in each case at the cost set forth thereon. At the request of the Occupant, Contributor shall provide the Scheduled Services at the rates and upon the terms and subject to the conditions of this Agreement. The parties may from time to time agree upon the provision of Additional Services, but, in no event shall this Agreement or the Contribution Agreement or the agreements or transactions contemplated hereby or thereby entitle Occupant to Additional Services.

                           (b) Contributor shall use its reasonable efforts to
provide the Services in a manner substantially similar and consistent with past practices during the twelve-month period preceding the date hereof. In providing the Services hereunder, Contributor may use such personnel of Contributor (or its Affiliates) as it deems necessary or appropriate, or Contributor may employ the services of third parties.

                           (c) For purposes of this Agreement, "Affiliate" shall
mean any person that directly or indirectly controls, is controlled by or under common control with, a person or entity.

                  1.2 TERM. Contributor shall provide the Space, Scheduled Services and the Additional Services, if any, until the earlier of (i) Occupant's departure from the Space provided Contributor has received at least ninety (90) days' prior written notice of Occupant's intended date of departure and (ii) twelve (12) months from the date hereof (the "Term").

                  1.3 ACCESS. Occupant shall make available on a timely basis to Contributor all information and materials reasonably requested by Contributor in connection with the provision of the Space or Services. At the request of the Contributor, Occupant shall provide Contributor personnel, or any third parties engaged by the Contributor, with access to the Space and any equipment used in connection with providing the Space or Services.

                  1.4 MAINTENANCE OF RECORDS. Subject to Article 5 hereof, Contributor shall make available for inspection by Occupant or its representatives and agents, during regular business hours and upon reasonable written request by Occupant, records that Contributor prepares or maintains in providing the Space or Services; PROVIDED, HOWEVER, that any such inspection by Occupant or its representatives or agents shall be conducted in a manner which does not unreasonably interfere with the operation of the day-to-day business affairs of Contributor and provided, further, that Contributor shall have no obligation to keep, prepare or present the records in any particular form or format other than as routinely and historically kept,

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prepared or presented. Occupant shall pay its own costs and any out-of-pocket costs of Contributor relating to any such inspection.

                  1.5 COOPERATION. Each of Occupant and Contributor shall cooperate with and assist the other party in connection with any filings or other actions reasonably requested by such party, in each case, only to the extent such actions or filings arise as a direct result of this Agreement, in order to comply with the requirements of the United States Securities and Exchange Commission, any state securities commission or any equivalent foreign authority, any U.S. federal, state, local or foreign tax authority. All reasonable costs incurred by a party in providing such cooperation and assistance shall be paid by the party requesting such cooperation and assistance in accordance with Section 2 hereof.

                  1.6 COVENANTS REGARDING USE OF SPACE.

                           (a) Subject to the terms and conditions set forth
herein, Contributor hereby grants to Occupant a license permitting solely the employees of the Business (the "Permitted Employees") to use and occupy the Space during the Term. Contributor also grants Occupant a license permitting the Permitted Employees to use (in common with the Contributor and any other occupants of the Building), during the Term, (i) certain common facilities located within the Building which service the Space, including, without limitation, restrooms, conference rooms located within the Space, reception areas, kitchenettes, hallways and entrance ways; and (ii) those portions of the sidewalks, driveways, hallways, entrances, doorways and other facilities serving the Space and the Building as are necessary for the Permitted Employees to obtain pedestrian ingress and egress to and from the Space.

                           (b) Provided Occupant is not in default of this
Agreement or the Contribution Agreement, Contributor agrees, on at least ninety
(90) days' prior written notice of Occupant, to use reasonable efforts to permit the Permitted Employees (as defined above) to use and occupy additional space ("Additional Space") which may be available or become available in properties owned or leased by Contributor, on terms and conditions acceptable to Contributor (and at the sole cost and expense of Occupant) and subject to the terms and conditions of all present and future ground, master, operating and space leases and all other encumbrances affecting such Additional Space. If Contributor agrees to permit the Permitted Employees to use and occupy any Additional Space, the parties shall execute and deliver an amendment to this Agreement reflecting the license of the Additional Space by Contributor to Occupant, which amendment shall be executed and delivered prior to the commencement date of the term with respect to the Additional Space. Prior to such commencement date, Occupant shall reimburse Contributor for all incidental expenses (including without limitation, moving, relocation, alteration and legal fees and expenses and any other costs or expenses incurred in connection with the preparation of the Additional Space for occupancy by Occupant) incurred by Contributor in the course of or on account of the licensing of any Additional Space by

Contributor to Occupant.

                           (c) Occupant may use, during the Term, all furniture,
fixtures, equipment and other property located in the Space on the date hereof (the "FF&E"). Contributor makes no covenant, warranty or representation, express or implied, in connection with the condition or suitability of the FF&E, and Occupant agrees to use and accept such FF&E "as is where is" and in its current condition and location. Occupant agrees to take good care of and maintain the FF&E during the term of this Agreement; and, all such FF&E shall be returned to Contributor in its current condition and location, reasonable wear and tear excepted, on the expiration or earlier termination of this Agreement.

                           (d) At the request of Occupant, Contributor shall
install, at the sole cost and expense of Occupant, one sign (using materials and of a size and quality reasonably acceptable to Contributor) on or near the door providing access to the Space from the elevator lobby on the second floor of the Building. Occupant shall have no right, and Contributor shall have no obligation, to install or permit the installation of any additional signs, including without limitation, signs in the main lobby of the Building and listings in the building directory.

                           (e) Occupant shall not make or permit any
improvements, additions, alterations, fixed decorations, substitutions, replacements or modifications, structural or otherwise, to the Space without the prior written consent of Contributor.

                           (f) Upon the expiration of the Term or earlier
termination of this Agreement, Occupant shall vacate and surrender the Space broom clean and shall remove all of its furniture, furnishings and equipment excluding FF&E, shall repair all damage resulting from such removal or its use of the Space, and shall surrender the Space, as so required, in the same or substantially the same condition as it exists on the date of this Agreement, subject only to reasonable wear and tear.

                           (g) Occupant shall use and occupy the Space solely
for general office purposes and in the same manner as the Space has been used during the twelve months preceding the date hereof. Without limiting the generality of the foregoing, Occupant shall not use or permit the Space to be used in any manner which would (i) violate any laws, including, without limitation, any environmental laws, (ii) make void or voidable any insurance policy then in force with respect to the Space or the Building, (iii) cause physical damage to the Space or the Building, (iv) constitute a nuisance, (v) impair the appearance, character or reputation of the Space or the Building,
(vi) materially impair or materially interfere with the proper operation of any of the Building's or Space's services or systems, or (vii) impair or interfere with the use of any area of the Building by any of the other occupants of the Building.

                           (h) Occupant acknowledges that it has inspected the
Space and shall
take the same "as is" as of the date hereof with no representations or warranties by Contributor.

                           (i) Occupant shall maintain commercial general
liability insurance with reputable companies authorized to write insurance in the State of New York, naming Occupant and Contributor as insureds, with coverage limits of not less than $3,000,000 with respect of any one person and $3,000,000 in respect of any number of persons in any one accident and $1,000,000 in respect of Building damage. Occupant shall also be solely responsible for insuring its own property contained in the Space. All such liability insurance shall provide that the same shall not be modified or canceled without at least ten (10) days' prior written notice to Contributor. Upon request of Contributor, Occupant shall deliver to Contributor evidence, reasonably satisfactory to Contributor, that such insurance is in full force and effect.

                           (j) If Occupant fails to perform any of its
obligations hereunder, Contributor may perform such obligations. All reasonable costs and expenses incurred by Contributor in connection with such performance shall be paid by Occupant upon demand therefor by Contributor. Contributor may at reasonable times and upon reasonable notice enter the Space to (a) inspect the Space, (b) perform any repair or other work reasonably required to maintain the Space in its current condition and to maintain its value, or (c) show the Space to prospective buyers, lenders, lessees and licensees, provided, however, Contributor shall use its reasonable efforts (without having to incur any additional expenses or hire overtime labor) to minimize any interference with Occupant's use of the Space.

                           (k) This Agreement, and all rights of Occupant
hereunder, are subject and subordinate to all present and future ground, master or operating leases, mortgages now or hereafter placed upon the Building, and all other encumbrances and matters of public record applicable to the Building. The provisions of this paragraph shall be self-operative and no further instrument of subordination shall be required.

                           (l) The parties recognize and agree that the damage
to Contributor resulting from any failure by Occupant to timely surrender possession of the Space will be substantial, will exceed the amount of the monthly installments of the Occupancy Fee theretofore payable hereunder, and will be impossible to accurately measure. Occupant therefore agrees that if possession of the Space is not surrendered to Contributor by Occupant within twenty-four (24) hours after the expiration of the Term or earlier termination of this Agreement, in addition to any other rights or remedy Contributor may have hereunder or at law, Contributor may, at its option, require Occupant to pay Contributor a sum equal to 200% of the amount of the Occupancy Fee then applicable to the Space, prorated on a per diem basis for each day Occupant shall fail to vacate or surrender possession of the Space, together with all damages (direct and consequential) sustained by Contributor on account thereof. Occupant shall pay such amounts on demand, and, in the absence of demand, monthly in advance. The foregoing provisions, and Contributor's acceptance of any such amounts, shall not serve as permission for Occupant to hold-over, nor serve to extend the Term (although Occupant shall remain a tenant-at-sufferance bound to comply with all provisions of this Agreement until Occupant properly vacates the Space). Occupant hereby waives notice to vacate or quit the Space and agrees that Contributor shall be entitled to the benefit of all laws respecting the summary recovery of the Space from a tenant holding over to the same extent as if statutory notice had been given. Contributor shall have the right, at any time after expiration of the Term or earlier termination of this Agreement, to reenter and possess the Space and remove all property and persons therefrom and Contributor shall have such other remedies for holdover as may be available to Contributor under other provisions of this Agreement or applicable law. Occupant hereby indemnifies Contributor against loss, cost, injury, damage, claim, expense, or liability (including attorneys' fees and disbursements) resulting from delay by Occupant in so surrendering the Space, including any claims made by any succeeding tenant or prospective tenant founded upon such delay.

         2. PAYMENT

                  2.1 FEES AND EXPENSES. In consideration for the Space and Services, Parent and Occupant agree to:

                           (a) pay Contributor the fees (the "Service Fees") set
forth on Schedule B, relating to the Services, and such other fees as the parties mutually agree upon with respect to Additional Services, if any; and

                           (b) reimburse Contributor for all other reasonable
expenses (the "Service Expenses") incurred by Contributor (and, for each expense exceeding $5,000, approved in advance in writing by Occupant) in the course or on account of providing the Services hereunder. Contributor shall provide written documentation, to the extent available, of the amount and nature of all Service Expenses.

                           (c) In consideration for the use of the Space,
Occupant shall pay to Contributor an amount equal to $33,072 per month, plus an amount equal to that portion of the Building Expenses allocated by the Contributor to the Space (such fixed amount together with allocated expenses, the "Occupancy Fee"). For purposes hereof, the term "Building Expenses" shall include, without limitation, to the extent not listed on Exhibit B: (i) real estate taxes and assessments, (ii) fees and expenses for water, gas, electricity, sewage and other utility services furnished to the Building, (iii) premiums for insurance maintained by Contributor for the benefit of the Building and (iv) costs and expenses incurred by Contributor for security, maintenance and other services furnished to the Building and all other costs and expenses incurred by Contributor in the ownership, maintenance, repair and operations of the premises, except that if any capital improvement is made to the Building during the term, Occupant shall pay only its proportionate share of the reasonable annual amortization of the cost of such improvement in each calendar year during the Term during which such amortization occurs.

                  2.2 INVOICING AND PAYMENT. (a) Within fifteen days following the end of each month, Parent or Occupant shall pay Contributor the Service Fees for the Services provided during such month. Within fifteen days following the end of each month, Contributor shall submit to Occupant an invoice for Service Expenses, if any, incurred during such month in connection with its performance hereunder. Parent or Occupant shall pay all Service Expenses within fifteen (15) days of receipt of such invoice.

                           (b) Parent or Occupant shall pay to Contributor the
Occupancy Fee in advance on the first day of each month during the Term. The Occupancy Fee shall be paid promptly when due, without notice or demand therefor, and without deduction, abatement, counterclaim or set off of any amount or for any reason whatsoever.

                           (c) Contributor's failure to render any invoice,
estimate, statement or the like on a timely basis with respect to any month shall not prejudice Contributor's right thereafter to render a statement with respect to such month, nor shall the rendering of a statement in any instance prejudice Contributor's right thereafter to render a corrected Contributor's statement for any such month.

                           (d) All amounts due hereunder shall be paid to
Contributor in lawful money of the United States at the address of Contributor set forth in this Agreement or to such other person and/or at such other address as Contributor may from time to time designate by notice to Parent or Occupant.

                  2.3 TAXES. Subject to Section 2.1(c) of this Agreement, each party shall be responsible for the taxes required to be paid by such party.


         3. LIMITATIONS ON LIABILITY

                  3.1 FORCE MAJEURE. No liability shall result from any delay or failure in performance by either party resulting from any cause, condition or event beyond the reasonable control of the party affected, including but not limited to Acts of God, fire, flood, war, government action (including eminent domain), accident, labor trouble or shortage, or inability to obtain material, utilities, equipment or transportation (each a "Force Majeure Event"). A party claiming the benefit of this Section 3.1 shall promptly notify the other party upon learning of the occurrence of the Force Majeure Event. Upon the cessation of such Force Majeure Event, such party shall resume its performance. Notwithstanding the foregoing, if such party cannot perform any obligation under this Agreement for a period of thirty (30) days due to such Force Majeure Event, either party may terminate such obligation under this Agreement by providing three (3) days advance written notice to the other party.

                  3.2      LIABILITY OF THE PARTIES.

                           (a) Except in the event of reckless or willful
misconduct or gross negligence on Contributor's part, Contributor shall not be liable for any claims, liabilities, damages, losses, costs, expenses (including, but not limited to, settlements, judgments, court costs and reasonable legal fees), fines and penalties, arising out of any actual or alleged injury, loss or damage of any nature whatsoever in providing or failing to provide the Space or Services to Occupant.

                           (b) In no event shall Contributor be liable for any
damages caused by Occupant's failure to perform Occupant's responsibilities hereunder.

                           (c) Notwithstanding anything to the contrary
contained herein or at law or in equity, in no event shall Contributor be liable for punitive, special, indirect, incidental or consequential damages (including, without limitation, damages for loss of business profits, business interruption or any other loss) arising from or relating to any claim made under this agreement or regarding the provision of or the failure to provide the Space or Services, even if Contributor has been advised of the possibility of such damages.

         3.3 INDEMNITY

                           (a) Subject to the limitations set forth in Paragraph
3.2 above, Contributor shall indemnify, defend and hold Occupant and its employees, agents and affiliates harmless against any and all claims, liabilities, damages, losses, costs, expenses (including, but not limited to, settlements, judgments, court costs and reasonable attorney's fees), fines and penalties arising out of any actual injury, loss or damage of any nature whatsoever (including, without limitation, loss of or damage to property, or damage to the environment) ("Claims") due or relating to the provision of or failure to provide the Space or Services, but ONLY to the extent that such Claims are a direct result of the gross negligence, reckless or willful misconduct of the personnel of Contributor or Contributor's agents or representatives in providing the Space or Services.

                           (b) Without affecting any provision of the
Contribution Agreement, Parent and Occupant jointly and severally agree to indemnify, defend and hold Contributor, its employees, agents and affiliates harmless against any and all Claims due or relating to the operations and activities of Occupant after the date hereof relating in any way to the Space or the Services (except to the extent any such claims are the direct result of Contributor's negligence or reckless or willful misconduct).

                           (c) The indemnities contained in this Section shall
survive for a period of two (2) years after the termination of the use of the Space or Services at issue for any reason.

                           (d) The indemnification provided for in this Section
3.3 shall be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party, provided that nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement.


         4. TERMINATION

                  4.1 TERMINATION. The Agreement shall terminate on (i) the expiration of the Term or any extension thereof, or (ii) upon ninety (90) days' prior written notice by Occupant to Contributor or (iii) upon notice by Contributor to Occupant if (a) Occupant shall fail to pay the Occupancy Fee, the Services Fee or the Service Expenses as required hereby or (b) if Occupant shall default in performing or observing any of the other material provisions of this Agreement and the same is not cured within ten (10) business days after notice thereof shall have been given to Occupant.

                  4.2 EFFECT OF TERMINATION. Sections 1.6(c), 2.1, 2.2, 3.2, 3.3, 4.2, and 5.1 shall survive the termination of this Agreement.


         5. CONFIDENTIAL INFORMATION

                  5.1 CONFIDENTIALITY. In addition to any obligations of confidentiality set forth in the Contribution Agreement neither Parent, Occupant nor Contributor shall disclose or use in any way except to the extent necessary to perform contractual obligations under this Agreement, without the written consent of the other, any information or documents which either receives from, or in respect of, the other in connection with this Agreement unless such information: (i) was generally known to the public prior to the date it was disclosed, or becomes generally known to the public subsequent to such disclosure through no fault of the receiving party or its Affiliates and representatives; (ii) was properly received by the receiving party after the date hereof free of any obligation of confidentiality; (iii) was required to be disclosed by law or governmental order; or (iv) was independently developed by the receiving party.


         6. GENERAL PROVISIONS

                  6.1 INDEPENDENT CONTRACTOR. Contributor is an independent contractor and, during the term hereof, the relationship between Contributor and Occupant is that of vendor and vendee. Neither party (nor its agents or employees) shall under any circumstances be deemed agents, partners, joint venturers or representatives of the other party. Neither party shall have the right to bind the other party in any respect except as expressly provided herein.

                  6.2 NOTICES. All notices, requests, instructions, approvals and other communications pursuant to this Agreement shall be in writing and shall be given by hand delivery, facsimile transmission, registered or certified United States mail or by a nationally recognized overnight courier addressed:

                          If to Parent or Occupant, to:

                                    2665 Villa Creek Drive
                                    Suite 200
                                    Dallas, Texas  75234
                                    Attn:  Guillermo G. Marmol
                                    Facsimile: (972) 488-7299

                                    With a copy to:
                                    Wilmer, Cutler & Pickering
                                    2445 M Street, N.W.
                                    Washington, D.C.  20037
                                    Attn:  George P. Stamas
                                    Facsimile: (202) 663-6363

or to such other person or address as Parent or Occupant shall furnish to Contributor in writing.

                                    If to Contributor, to:

                                    Young & Rubicam Inc.
                                    285 Madison Avenue
                                    New York, New York  10017
                                    Attn: General Counsel
                                    Facsimile: (212) 210-5544

                                    With a copy to:

                                    Morgan, Lewis & Bockius LLP
                                    101 Park Avenue
                                    New York, New York 10178
                                    Attn: Christopher T. Jensen
                                    Facsimile: (212) 309-6273

or to such other person or address as Contributor shall furnish to Occupant in writing.

                  All such notices, requests, instructions, approvals and other communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof.

                  6.3 HEADINGS. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

                  6.4 ENTIRE AGREEMENT. This Agreement, together with the Schedules, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  6.5 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

                  6.6 APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

                  6.7 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

                  6.8 ASSIGNMENT; DELEGATION. Subject to Section 1.1, neither this Agreement nor the rights and duties under this Agreement shall be assignable by either party hereto without the prior written consent of the other, provided, that Contributor may assign this Agreement to any subsidiary or affiliate. No assignment hereunder shall in any way affect the parties' obligations or liabilities under this Agreement. Any purported assignment in violation of this Section 6.8 shall be void. Parent or Occupant shall not sublet the Space or any part thereof; permit the use of the Space by any persons other than Occupant and its employees, whether for desk space, mailing privileges or otherwise.

                  6.9 AMENDMENT; WAIVER. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

                  6.10 SEVERABILITY. In the event that any provision of this Agreement shall be found to be void or unenforceable, such findings shall not be construed to render any other provision of this Agreement either void or unenforceable, and all other provisions shall remain in full force and effect unless the provisions which are invalid or unenforceable shall substantially affect the rights or obligations granted to or undertaken by either party, in which case the parties shall negotiate in good faith in an effort to agree upon suitable and equitable substitute provisions to effect the original intent of the parties.


                           [Execution Page Following]

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                CLARANT WORLDWIDE CORPORATION


                               By
                                 -----------------------------
                                    Name:
                                    Title:


                               [OCCUPANT]


                               By
                                -----------------------------
                                    Name:
                                    Title:


                               YOUNG & RUBICAM INC.


                               By
                                -----------------------------
                                    Name:
                                    Title:

                                   SCHEDULE A


                                   Floor Plan

                                   SCHEDULE B